UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 15-d
of the Securities Exchange Act of 1934

For the Period Ended: December 30, 2005

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: November 18, 2005)

Filing Date of this Report: August 17, 2007

Montana Acquisition Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

A. Formation and Organization of a Subsidiary.

     On November 18, 2005, our Board of Directors caused the incorporation of "Atlantic First Holdings, Inc." as a New Jersey domestic, for-profit corporation under the New Jersey Business Corporation Act.

     Atlantic First is authorized to issue 125,000,000 shares of stock, which consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 25,000,000 shares of preferred stock, $0.0001 par value per share. (We are annexing a facsimile of the subsidiary's Certificate of Incorporation in New Jersey as Exhibit 99.1 hereto and we are annexing a copy of the subsidiary's Bylaws as Exhibit 99.2 hereto.)

     As of the date of this Report, we deem the subsidiary to be "totally-held" as that term is defined by the SEC. To that extent, we have caused the subsidiary to issue us a certificate for 10,000,000 shares of its common stock to us.

     Our sole officer and director serves as the sole officer of the subsidiary, namely in the positions of President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer, and, Mr. Hudson will serve in those positions in accordance with the subsidiary's Certificate of Incorporation and Bylaws until he is replaced by a qualified successor (to each of one or more offices), until he is voluntarily or involuntarily terminated by our Board of Directors or shareholders, or until he is otherwise removed by operation of law. The subsidiary has two directors serving on its Board of Directors, Mr. Hudson and Michael P. Grande. Mr. Grande is associated with our principal shareholder, M. H. T. of Brevard, Inc., a Florida corporation.

     The subsidiary's business purpose is to engage in any business act or activity permitted by the New Jersey Business Corporation Act and it has all powers permitted upon a domestic, for-profit New Jersey corporation pursuant to the same.

     Following its formation and organization in New Jersey, we directed Mr. Hudson to qualify the subsidiary as a foreign corporation in New York. (We are annexing the subsidiary's application for its Certificate of Authority in New York State as Exhibit 99.4 hereto.)

     The fees and expenses associated with the formation of the subsidiary in New Jersey, and for its qualification in New York, were borne by Mr. Hudson, as the charges for such formation, organization, and registered agent service fees, were charged to his personal account with Corporation Service Company. We are obligated to pay Mr. Hudson for all of the fees and expenses associated with the subsidiary's formation and qualification.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION.

A. Our Subsidiary, Atlantic First Holdings, Inc.

     Our Board of Directors has determined that the formation and organization of our subsidiary in New Jersey, and its contemporaneous qualification in New York, created one or more direct financial obligations. We became obligated for these direct financial obligations on the date of our subsidiary's formation in New Jersey, and from the date of its subsequent qualification in New York, both dates which were November 18, 2005.

     While there are no specific formal agreements that set forth these direct financial obligations, our Board of Directors has determined that as long as the subsidiary is totally-held by us, that it is likely we will be liable for (a) the responsibility for the payment of franchise, use, corporate, business and professions, and sales taxes assessed by the State of New Jersey, (b) the decisive responsibility for the payment of state and federal income taxes in the event the subsidiary is incapable of paying those taxes (on any income it may derive from its business operations or otherwise), and (c) the decisive responsibility for the payment of corporate, franchise, sales, and use taxes that may be imposed on income from the subsidiary's operations conducted in the State of New York.

     Therefore, the final payment of these taxes, and the payment of other accruals and charges related to the ongoing good standing of the subsidiary, may be considered as one of our contingent liabilities.

     We are unable to predict the amount of any future obligations and the amount of any payment thereunder, other than the required minimum franchise tax and annual corporation statement fee due the State of New Jersey for the continued good standing of the subsidiary. If the subsidiary engages in an ongoing business enterprise, it may incur state or federal income taxes or sales tax (depending on the rules and regulations of the municipal taxing authorities where the subsidiary is engaged in business), which we may be liable for.

     Those sections of the New Jersey Business Corporation Act that are applicable to shareholders of domestic, for-profit corporations, generally state that the shareholders of any such corporation shall be liable for any taxes or other state fees that remain unpaid by any such corporation.

     Moreover, in the event New Jersey laws require the subsidiary to pay sales or use tax from the proceeds of the income it receives from its business operations, if any - and, if the subsidiary is unable to pay those sales and use taxes - the State of New Jersey and the State of New York may pursue our shareholders to collect any such unpaid sales or use taxes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     The following table lists the exhibit that we are annexing to this report. We consider the following exhibit "filed" for purposes of Section 18 of the Securities Exchange Act.

Exhibit No.	Description of Exhibit

99.1	Certificate of Incorporation of Atlantic First Holdings, Inc. (New Jersey)
99.2	Bylaws of Atlantic First Holdings, Inc., a New Jersey corporation
99.3	Atlantic First Holdings, Inc. Form of New Jersey Short-Form Standing
99.4	Certificate of Authority of Atlantic First Holdings, Inc. (New York)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 17, 2007
By Order of the Board of Directors of Montana Acquisition Corporation:

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer